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                                                                  EXHIBIT (k)(1)

                                                         CGSH Draft dated 8/2/99

                            ADMINISTRATION AGREEMENT

          This ADMINISTRATION AGREEMENT dated as of this          day of
, 1999 by and between The Bank of New York, a New York banking corporation (the "Administrator"), and DECS Trust V (such trust and the trustees thereof acting
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in their capacity as such being referred to herein as the "Trust"), a statutory
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business trust organized under the Business Trust Act of the State of Delaware pursuant to a Declaration of Trust dated as of April 22, 1999, as amended and restated as of July 14, 1999 and as further amended and restated as of
August 4, 1999 (the "Trust Agreement").
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                                   WITNESSETH

          WHEREAS the Trust is a non-diversified, closed-end management investment company, as defined in the Investment Company Act of 1940 (the "Investment Company Act"), formed to purchase and hold certain U.S. treasury
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securities (the "Treasury Securities"), to enter into and hold the forward
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purchase contracts with one or more existing shareholders (the "Sellers") of
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Crown Castle International Corp. (the "Company") (individually, a "Contract" and
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collectively, the "Contracts") and to issue DECS in accordance with the terms
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and conditions of the Trust Agreement;

          WHEREAS the Trust desires to engage the services of the Administrator to assume certain duties and responsibilities of the Trust under the Trust Agreement and the Investment Company Act and to undertake certain services on behalf of and subject to the supervision of the Trust as provided herein; and

          WHEREAS the Administrator is qualified and willing to assume such duties and responsibilities and to undertake to render such services, subject to the supervision of the Trust, on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          1.1. Definitions. Capitalized terms not otherwise defined herein shall have the respective meanings specified in the Trust Agreement.

                                   ARTICLE II
                          ENGAGEMENT OF ADMINISTRATOR

          2.1. Engagement. The Trust hereby engages the Administrator, and the Administrator hereby agrees to be so engaged, to provide or cause the provision of the services hereinafter enumerated.

          2.2. Services of Administrator. Subject to the supervision of the Trust, the Administrator shall on behalf of the Trust take the actions set forth in Sections 2.6, 2.7 and 2.8 of
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the Trust Agreement, to the extent such responsibilities can lawfully be delegated to the Administrator; provided, however, that the Administrator shall not (i) render investment advisory services to the Trust as defined in the Investment Company Act or the Investment Advisers Act of 1940; (ii) have the power of the Trustees to sell the Treasury Securities except as provided in
Section 2.8 of the Trust Agreement; or (iii) have the power to select the independent public accountants for the Trust. Additionally, the Administrator shall be responsible for rendering the following services:

          (a) instructing the Paying Agent on behalf of the Trust to take the actions set forth in Sections 2.6, 2.7, 2.8 and 3.5 of the Trust Agreement and to otherwise perform the duties of the Paying Agent referred to in the Trust Agreement;

          (b) with the approval of the Trustees, engaging legal and other professional advisors, other than the Trust's independent accountants as provided in clause 2.2 (iii) above;

          (c) receiving all demands, bills and invoices for expenses incurred by or on behalf of the Trust and pay the same, or cause the Paying Agent to pay the same, out of moneys paid to the Administrator pursuant to the Fund Expense Agreement dated the date hereof between Salomon Smith Barney Inc. and The Bank of New York (the "Fund Expense Agreement") but in no event out of any assets of
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the Trust, and give notice to Salomon Smith Barney Inc. pursuant to the Fund
Indemnity Agreement dated the date hereof between Salomon Smith Barney Inc. and the Trust (the "Fund Indemnity Agreement") of any claim for Indemnification
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Expenses (as defined in the Fund Indemnity Agreement) or any threatened claim for Indemnification Expenses;

          (d) (i) keeping or causing to be kept all the books and records of the Trust (other than those to be kept by the Paying Agent), and (ii) preparing and, as necessary, mailing, filing or publishing, or, as appropriate, directing the Paying Agent or cause the legal and other professional advisors engaged pursuant to Section 2.2(b) to prepare and, as necessary, mail, file or publish any and all notices, proxies, reports, tax returns and other communications and documents as required under the Trust Agreement, the Investment Company Act, the Securities Exchange Act of 1934, or the Code, or, as reasonably requested by the Trustees, under any other applicable laws, rules or regulations or otherwise; provided, however, that responsibility for the adequacy and accuracy of any such reports, returns, etc. shall be that of the Trustees and provided, further, that the Administrator shall have no liability for the adequacy or accuracy of such reports, returns, etc.;

          (e) at the request of the Trustees and upon being furnished with such reasonable security and indemnity against any related expense or liability as the Administrator may require, instituting and prosecuting, in accordance with the instructions of the Trustees, legal or other appropriate proceedings to enforce any and all rights and remedies of the Trust;

          (f) receiving and reviewing on behalf of the Trust all notices, reports, certificates and other documents regarding the Contracts and the Treasury Securities;

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          (g)  making or causing to be made all necessary arrangements with respect to meetings of Trustees and meetings of Holders, including, without limitation, the preparation of notices, proxies and minutes, subject to the approval of the Trustees; and

          (h) in conjunction with the Trustees, determining and publishing, in such manner as the Trustees shall direct in writing, the Trust's net asset value in accordance with Section 8.2(c) of the Trust Agreement and the Trust's policy as set forth in the Prospectus.

          2.3. Certain Rights of the Administrator. In connection with the performance of its duties under this Agreement, the Administrator shall not be liable to the Trust, the Trustees or any Holder (i) for any action taken or for refraining from taking any action hereunder except in the case of its willful misfeasance, bad faith, gross negligence or the reckless disregard of its duties hereunder, (ii) with respect to any action taken or omitted to be taken by it in good faith in accordance with the directions of the Trustees or of any Trustee or (iii) in connection with the performance of its duties under Section 2.2(h) hereof, for good faith reliance upon information furnished by third parties selected by the Administrator with due care. The Administrator shall under no circumstances be liable for any punitive, exemplary, indirect or consequential damages. The Administrator may consult with counsel and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Administrator may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys appointed with due care by it but shall be liable for the acts and omissions of such persons to the same extent as if the functions had been performed by the Administrator itself (except as to the extent that the Trustees shall have directed the Administrator to retain such persons, in which event the Administrator shall not be liable for such persons' acts or omissions). Without limiting the generality of the preceding sentence, the Administrator (i) may select and employ independent public accountants acceptable to the Trustees (other than the independent public accountants referred to in clause (iii) of Section 2.2 of this Agreement and Section 2.5(d) of the Trust Agreement) to keep the financial books and records of the Trust, to prepare the financial statements of the Trust and to prepare Trust tax returns, and (ii) may select and engage attorneys acceptable to the Trustees to prepare annual, semiannual and periodical reports, notices of meetings and proxy statements, annual reports to Holders and other documents required under the Investment Company Act or the Securities Exchange Act of 1934. The Administrator shall not be liable and shall be fully protected in acting upon any writing or document reasonably believed by it to be genuine and to have been given, signed or made by the proper person or persons and shall not be held to have any notice of any change of authority of any person until receipt of written notice thereof from a Trustee.

          2.4. Power of Attorney. The Trustees hereby appoint the Administrator, acting through any duly appointed officer, the attorney-in-fact and agent of the Trust for the purpose of performing the duties prescribed in Sections 2.2(d)(ii) and 2.2(g) hereof.

          2.5. Delivery of Certain Documents. The Trust will deliver to the Administrator, promptly following the execution hereof: (a) a complete conformed copy of the registration statement of the Trust under the Securities Act and the Investment Company Act, including all amendments, exhibits and schedules thereto; and (b) the EDGAR access codes

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(Central Index Key, CIK Confirmation Code, Password and Password Modification
Access Code) employed to file such registration statement.

                                  ARTICLE III
                         COMPENSATION OF ADMINISTRATOR

          3.1. Compensation. (a) For services to be rendered by the Administrator (i) pursuant to this Agreement, (ii) as custodian under the
Custodian Agreement, dated as of                     , 1999, between the
Administrator, as custodian, and the Trust, (iii) as paying agent under the
Paying Agent Agreement, dated as of                   , 1999, between the
Administrator, as paying agent, and the Trust, and (iv) as collateral agent
under the Collateral Agreements, dated as of                    , 1999, among
the Administrator, as collateral agent, each of the Sellers and the Trust, and for the payment of Trust expenses pursuant to Section 2.2(c) hereof, the Administrator shall receive only such fees and expenses as shall be paid to it pursuant to the terms of the Fund Expense Agreement and shall have no recourse to the assets of the Trust for the payment of any such amounts.

          (b)  In connection with the performance of the services referred to in
Section 3.1(a) hereof, the Administrator, as such or in any other capacity, shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder or under the other agreements referred to in Section 3.1(a) hereof.

          3.2. Additional Services. If and to the extent that the Trustees shall request the Administrator to render services for the Trust, other than those to be rendered by the Administrator hereunder, and if the Administrator agrees to render such services, such additional services shall be compensated separately on terms to be agreed upon between the Administrator and the Trustees from time to time.

                                   ARTICLE IV
                                  TERMINATION

          4.1.  Termination.

          (a) This Agreement shall terminate immediately upon written notice of termination from the Trustees to the Administrator if any of the following events shall occur:

          (i) If the Administrator shall violate or default in the performance of any provision of this Agreement, the Trust Agreement, or the Investment Company Act, and after notice of such violation or default, shall not cure such violation or default within 30 days; or

          (ii) If the Administrator shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Administrator, or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Administrator for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or

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          (iii)  If the Administrator shall institute proceedings for voluntary bankruptcy, or shall file a petition seeking reorganization under the federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of the Administrator or of all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

          (iv) Upon the voluntary or involuntary dissolution of the Administrator, or unless the Trust shall have given its prior written consent thereto, the merger or consolidation of the Administrator with any other entity.

          If any of the events specified in clauses (ii), (iii) or (iv) of this
Section 4.1(a) shall occur, the Administrator shall give immediate written notice thereof to the Trustees.

          (b) Notwithstanding anything to the contrary contained herein, this Agreement shall terminate immediately (i) upon termination of the Trust Agreement, (ii) upon termination of the Paying Agent Agreement, (iii) upon termination of all Collateral Agreements, (iv) upon termination of the Custodian Agreement or (v) upon the resignation or removal of the Custodian.

          (c) The Trustees may remove the Administrator, or the Administrator may resign, and thereby terminate this Agreement without penalty upon 60 days' prior written notice to the other party hereto; provided that neither party hereto may terminate this Agreement pursuant to this Section 4.1(c) unless a successor Administrator shall have been appointed and shall have accepted the duties of the Administrator. If, within 30 days after notice by the Administrator to the Trustees of termination of this Agreement, no successor Administrator shall have been selected and accepted the duties of the Administrator, the Administrator may apply to a court of competent jurisdiction for the appointment of a successor Administrator.

          4.2. Effect of Termination. The Administrator shall forthwith upon termination of this Agreement deliver to the Trustees any records or other property of the Trust then in the possession or custody of the Administrator. Any obligation to indemnify the Administrator pursuant to Section 6.6 hereof shall survive the termination of this Agreement.

                                   ARTICLE V
                              RECORDS AND REPORTS

          5.1. Books and Records; Inspection and Copying. The Administrator shall keep, or cause to be kept, appropriate, and reasonably detailed and accurate, books and records of all its activities pursuant to this Agreement. The Trustees shall have the right to inspect such books and records during the Administrator's normal business hours upon reasonable request, and to make copies of the same at the expense of the Trust.

          5.2. Access to Information. The Administrator shall make available to each of the Trustees all information it receives and compiles with respect to the Contracts and the Treasury Securities, the moneys available to the Trust, the financial condition of the Trust and all other relevant matters concerning the Trust.

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                                   ARTICLE VI
                                 MISCELLANEOUS

          6.1. Binding Effect. Any corporation into which the Administrator may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Administrator shall be a party, shall be the successor Administrator hereunder and under the Trust Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, provided that such corporation meets the requirements set forth in the Trust Agreement and provided further that the Trustees have given their prior written consent to the Administrator with respect to any such merger, conversion or consolidation. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          6.2. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the matters contained herein and supersedes all prior agreements or understandings, whether oral or written. This Agreement shall not be amended, changed, modified, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or permitted assigns.

          6.3. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing, and shall, unless some other method of giving such notice, report or other communication is accepted by the party to whom it is to be given or is required by the Trust Agreement or the Investment Company Act, be given by being mailed by U.S. first class mail, certified or registered, return receipt requested, postage prepaid, to the following addresses of the parties hereto:

                The Trust:                 DECS Trust V
                                           c/o Puglisi & Associates
                                           850 Library Avenue, Suite 204
                                           Newark, Delaware  19715

                                           Telephone:  302-738-6680
                                           Telecopier:  302-738-7210

                The Administrator:         The Bank of New York
                                           101 Barclay Street, Floor 12E
                                           New York, New York  10286
                                           Attn:  Betty Cocozza

                                           Telephone:  212-816-5366
                                           Telecopier:  212-816-7157

          Any party may at any time give written notice to the other party that it wishes to change its address for the purposes of this Section 6.3.

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          6.4.  Applicable Law.  The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect except to the extent such law is preempted by federal law.

          6.5. Non-assignability. This Agreement and the rights and obligations of the parties hereunder may not be assigned or delegated by either party without the prior written consent of the other party.

          6.6. Indemnification. The Trust shall indemnify and hold the Administrator harmless from and against any loss, damages, cost or expense (including the costs of investigation, preparation for and defense of legal and/or administrative proceedings related to a claim against it and reasonable attorneys' fees and disbursements), liability or claim incurred by reason of any inaccuracy in information furnished to the Administrator by the Trustees, or any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, provided that the Administrator shall not be indemnified and held harmless from and against any such loss, damages, cost, expense, liability or claim incurred by reason of its willful misfeasance, bad faith, or gross negligence in the performance of its duties, or its reckless disregard of its duties and obligations hereunder.

          6.7. Provisions of Law to Control. This Agreement shall be subject to the applicable provisions of the Investment Company Act and the rules and regulations of the Commission thereunder. To the extent that any provisions herein contained conflict with any applicable provisions of the Investment Company Act or such rules and regulations, the latter shall control.

          6.8. Counterparts. This Agreement may be signed in counterparts with all counterparts constituting one and the same instrument.

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    IN WITNESS WHEREOF, the parties  have hereunto executed this Administration
Agreement as of the day and year first above written.

                                    DECS TRUST V

                                    By:
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                                    Donald J. Puglisi
                                    as Managing Trustee
                                    850 Library Avenue, Suite 204
                                    Newark, Delaware 19716

                                    THE BANK OF NEW YORK

                                    By:
                                       -------------------------------
                                       Name:
                                       Title:

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